UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

BLINK LOGIC INC.

(Exact name of registrant as specified in its charter)

Nevada	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lindaro Street, Suite 350, San Rafael, CA  94901

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (415) 721-0452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On January 30, 2009, Blink Logic Inc. (the “Company”) cancelled 71,429 Series H common stock purchase warrants issued on September 10, 2007 and exercisable at $3.57 per share until September 10, 2011, 35,715 Series I common stock purchase warrants issued on September 10, 2007 and exercisable at $1.75 per share until September 10, 2011 and 14,286 Series N common stock purchase warrants issued on October 4, 2007 and exercisable at $2.10 per share until September 30, 2011 held by Nexxt Capital Corp., a company controlled by Edward Munden, the Chairman of the Board of Directors (“Board”) of the Company.  As consideration, the Board approved the issuance of a common stock purchase warrant to Nexxt Capital Corp. to purchase 121,430 shares of restricted common stock of the Company at $0.20 per share until December 31, 2013.  In addition, the Board approved the issuance of  a common stock purchase warrant to Nexxt Capital Corp. to purchase 1,312,000 shares of restricted common stock of the Company at $0.20 per share until December 31, 2013.

On January 30, 2009, the Company cancelled 214,286 Series E common stock purchase warrants issued on June 28, 2007 and exercisable at $0.70 per share until June 28, 2011, 142,858 Series F common stock purchase warrants issued on July 25, 2007 and exercisable at $1.40 per share until July 25, 2011, 107,143 Series P common stock purchase warrants issued on October 24, 2007 and exercisable at $1.40 per share until October 31, 2011 and 285,715 Series M common stock purchase warrants issued on October 4, 2007 and exercisable at $2.10 per share until September 30, 2011 held directly or indirectly by David Morris, President and CEO of the Company.  As consideration, the Board approved the issuance of 750,002 shares of restricted common stock of the Company to Mr. Morris or assignee.  In addition, the Board approved the issuance to Mr. Morris or assignee of 177,855 shares of restricted common stock of the Company and a common stock purchase warrant to purchase 1,110,000 shares of restricted common stock of the Company at $0.20 per share until December 31, 2013.

On January 30, 2009, the Company cancelled 285,715 Series M common stock purchase warrants issued on October 4, 2007 and exercisable at $2.10 per share until September 30, 2011 and 52,858 common stock options originally issued prior to 2007 and exercisable at prices up to $1.75 per share and expiring on dates up to July 31, 2013 held by Larry Bruce, Chief Financial Officer of the Company.  As consideration, the Board approved the issuance of a common stock purchase warrant to Mr. Bruce to purchase 338,573 shares of restricted common stock of the Company at $0.20 per share until December 31, 2013.  In addition, the Board approved the issuance of  a common stock purchase warrant to Mr. Bruce to purchase 556,000 shares of restricted common stock of the Company at $0.20 per share until December 31, 2013.

The common stock purchase warrants and stock options cancelled by the Board as described above were originally issued to the above noted officers of the Company on account of compensation and for services rendered to the Company in 2007 and prior years.

On February 2, 2009, the Board approved the issuance of a common stock purchase warrant to purchase 100,000 shares of restricted common stock of the Company to a supplier for services.  The common stock purchase warrant is exercisable at $0.449 per share until November 30, 2012 and vests in two equal portions of 50,000 on February 28, 2009 and May 31, 2009.

On February 2, 2009, the Board approved the issuance of a common stock purchase warrant to purchase 31,115 shares of restricted common stock of the Company to a supplier for services.  The common stock purchase warrant is exercisable at $0.25 per share until April 30, 2012.

On February 2, 2009, the Board approved the issuance of 38,797 shares of restricted common stock to two suppliers of the Company for services rendered in 2008.

On February 2, 2009, the Company approved the issuance of 400,000 shares of restricted common stock of the Company and a common stock purchase warrant to purchase 1,320,000 shares of restricted common stock of the Company at $0.20 per share until December 31, 2013 to certain employees of the Company.  The 400,000 shares of restricted common stock of the Company will be earned and vest on various dates in 2009.  Of the common stock purchase warrants, 330,000 vest on June 30, 2009 and the balance vests at the rate of 55,000 shares per month for eighteen months commencing on July 31, 2009.

The foregoing securities were issued in reliance upon the exemption provided by Section 4(2) under the Securities Act of 1933 and the rules promulgated thereunder.

ITEM 5.02

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

See Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK LOGIC INC.

February 5, 2009	By:	/s/ Larry Bruce
Larry Bruce
Chief Financial Officer